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                                                                    Exhibit 23.2


                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in these Registration Statements on Form S-8 (Registration Nos. 333-80259; 33-85394; 33-22302; 33-94588; 333-14093; 333-14137; and 333-26783) and on Form S-3 (Registration No.
333-86154) of our report dated December 1, 2000 relating to the consolidated financial statements which appears in the 2002 Annual Report to Shareholders of Synovis Life Technologies, Inc., which is incorporated by reference in Synovis Life Technologies, Inc.'s Annual Report on Form 10-K for the year ended October 31, 2002. We also consent to the incorporation by reference of our report dated December 1, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the captions "Experts," "Incorporation of Documents by Reference" and "Incorporation of Certain Documents by Reference" in such Registration Statements.

/s/ PRICEWATERHOUSECOOPERS LLP


Minneapolis, Minnesota
January 29, 2003